UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Harley-Davidson, Inc. (the “Company”) believes the entry by the Company or certain subsidiaries of the Company into the agreements and amendments described in Item 8.01 involves matters in the ordinary course of the Company’s business. However, to the extent such matters constitute the Company’s entry into a material definitive agreement or an amendment of a material definitive agreement, the text of Item 8.01 is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company believes the entry by the Company or certain subsidiaries of the Company into the agreements and amendments described in Item 8.01 and the consummation of the transactions contemplated by such agreements and amendments involve indebtedness incurred in the ordinary course of the Company’s business. However, to the extent such matters have resulted in the Company becoming obligated on a direct financial obligation that is material to the Company, the text of Item 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

On April 29, 2010, the Company, its subsidiary Harley-Davidson Financial Services, Inc. (“HDFS”) and certain other subsidiaries entered into bank credit facilities providing for aggregate revolving commitments totaling $1,350,000,000. The facilities were comprised of a $675,000,000, 364-day revolving facility maturing in April 2011 (the “New 364-Day Credit Facility”) and a $675,000,000 3-year revolving facility maturing in April 2013 (the “New 3-Year Credit Facility” and, together with the New 364-Day Credit Facility, the “2010 Credit Facilities”). The 2010 Credit Facilities replaced the Company’s $625,000,000 364-day credit facility dated as of April 30, 2009 and its $950,000,000 3-year credit facility dated as of July 16, 2008, each of which the Company terminated concurrently with the effectiveness of the 2010 Credit Facilities.

The Company, HDFS and other subsidiaries as borrowers or guarantors, various financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent, are parties to the 2010 Credit Facilities. The Company is a party to the 2010 Credit Facilities as borrower, and until the Company achieves certain credit ratings, the Company is also a party to the 2010 Credit Facilities as guarantor.

Borrowings under the 2010 Credit Facilities will bear interest at various variable rates, which may be adjusted upward or downward depending on certain criteria, such as credit ratings. The 2010 Credit Facilities also require the Company to pay a fee based upon the average daily unused portion of the aggregate commitments under the 2010 Credit Facilities.

HDFS has historically used credit facilities primarily to support HDFS’ unsecured commercial paper program and to fund HDFS’ lending activities and other operations. Outstanding unsecured commercial paper may not exceed the unused portion of the 2010 Credit Facilities. As a result, the combined total of outstanding unsecured commercial paper of HDFS and borrowings of all borrowers under the 2010 Credit Facilities may not exceed $1,350,000,000.

The 2010 Credit Facilities contain various restrictions and covenants, including requirements that the Company and its subsidiaries maintain certain financial ratios at prescribed levels (as described in the following sentence) and other standard negative covenants. The 2010 Credit Facilities require (i) HDFS to, as of the end of any fiscal quarter, maintain a minimum consolidated tangible net worth of $500,000,000, (ii) HDFS and its consolidated subsidiaries to, as of the end of any fiscal quarter, maintain a ratio of (A) consolidated indebtedness (excluding certain subordinated and intercompany indebtedness) to (B) the sum of consolidated shareholders’ equity net of intangible assets, preferred stock and certain subordinated indebtedness no greater than 10.00 to 1.00, and (iii) the Company to maintain a ratio of (A) consolidated net income plus consolidated interest expense, taxes on or measured by income, depreciation expense and amortization expense (subject to certain other adjustments) to (B) consolidated interest expense, as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ended, of at least (A) 2.00 to 1.00, for each such period ended June 30, 2010 and September 30, 2010, (B) 2.25 to 1.00, for such period ended December 31, 2010, and (C) 2.50 to 1.00, for each such period thereafter.

The 2010 Credit Facilities also contain customary events of default. If an event of default under the 2010 Credit Facilities occurs and is continuing, then the interest rate on all obligations under the 2010 Credit Facilities may be increased above the otherwise applicable rate, and the lenders under the 2010 Credit Facilities may terminate their commitments and declare any outstanding obligations under the 2010 Credit Facilities to be immediately due and payable.

The New 364-Day Credit Facility permits the Company to elect, subject to certain conditions including the payment of a fee, to convert revolving loans outstanding under the New 364-Day Credit Facility as of the April 2011 maturity date to a term loan maturing on the one-year anniversary of such conversion.

The description of the New 3-Year Credit Facility and the New 364-Day Credit Facility, respectively, set forth above is qualified by reference to the 3-Year Credit Agreement and the 364-Day Credit Agreement filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

On April 30, 2009, Harley-Davidson Warehouse Funding Corp. (the “Borrower”) and Harley-Davidson Credit Corp. (the “Servicer”), each an indirect wholly-owned subsidiary of the Company, and a group of conduit lenders, committed lenders and JPMorgan Chase Bank, N.A., as program agent, entered into a loan and servicing agreement (the “2009 Conduit Loan Agreement”). The 2009 Conduit Loan Agreement provides for the extension of credit by a group of conduit lenders and committed lenders to the Borrower, the pledge of a portfolio of receivables arising from retail sales of motorcycles (collectively, the “Receivables”) by the Borrower as collateral and the servicing of the Receivables by the Servicer. On April 30, 2009, the Borrower and the Servicer also entered into an amended and restated receivables sale agreement that permits the conveyance of receivables by the Servicer to the Borrower from time to time in return for cash and/or equity. The conduit lenders under the 2009 Conduit Loan Agreement fund their advances to the Borrower by issuing commercial paper.

On April 29, 2010, the parties to the 2009 Conduit Loan Agreement entered into an amendment to the 2009 Conduit Loan Agreement (the “Extension Amendment”, and the 2009 Conduit Loan Agreement as amended by the Extension Amendment, the “Extended Conduit Loan Agreement”) extending its maturity date from April 29, 2010 to July 28, 2010. Unless earlier terminated or subsequently extended by the mutual agreement of the Borrower and the lenders, the Extended Conduit Loan Agreement will expire on July 28, 2010, at which time the Borrower will be obligated to repay all outstanding principal (if any) in full. The Company has the right to request an extension of the term for additional periods of 364 days, and the lenders may grant such request in their sole discretion and in whole or in part. Otherwise, the term of the Extended Conduit Loan Agreement may again be extended only by agreement of all of the parties.

The Extended Conduit Loan Agreement continues to provide for (i) revolving borrowings in amounts based upon, among other things, the amount of eligible Receivables pledged as collateral from time to time and financial ratios with respect to the performance of such Receivables and (ii) the release of collections on the Receivables (in excess of interest, fees and certain other amounts) to the Borrower on a monthly basis. While the amount that the Borrower may borrow is based upon, among other things, the amount of eligible Receivables pledged as collateral, borrowings are subject to a maximum aggregate principal amount outstanding from time to time of $600,000,000. The Extension Amendment reduced this maximum aggregate principal amount outstanding from $1,200,000,000.

The Extended Conduit Loan Agreement continues to provide for interest on outstanding principal based on prevailing commercial paper rates or, to the extent the advance is not funded by a conduit lender through the issuance of commercial paper, LIBOR, in each case plus a specified margin. The Extended Conduit Loan Agreement also continues to provide for an unused commitment fee based on the excess of the aggregate commitments of the committed lenders under the Extended Conduit Loan Agreement over outstanding principal. The Servicer continues to act as servicer of the Receivables pursuant to the Extended Conduit Loan Agreement and receives a fee for such services.

The amount that the Borrower intends to borrow under the Extended Conduit Loan Agreement will vary based upon HDFS’ ability to continue to access the unsecured commercial paper markets, HDFS’ ability to access the term securitization markets and the amount of eligible Receivables that the Borrower can pledge as collateral. The Borrower currently has, and immediately prior to the Extension Amendment had, no outstanding borrowings under the Extended Conduit Loan Agreement.

The Extended Conduit Loan Agreement continues to contain customary events of default (with grace periods where customary), including, among other things, failure to pay interest or principal when due, change in control of the Company and insolvency events.

The lenders under the Extended Conduit Loan Agreement continue to have no recourse to the Company or any of its affiliates (other than the Borrower) for repayment of the advances under the Extended Conduit Loan Agreement. In addition, neither the Company nor the Servicer, nor any of their affiliates, have guaranteed the collectability of the Receivables or the creditworthiness of the obligors under the Receivables.

The description of the Extended Conduit Loan Agreement is qualified by reference to the Amendment No. 1 to Loan and Servicing Agreement filed herewith as Exhibit 4.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

(4.1)	3-Year Credit Agreement dated as of April 29, 2010 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender.

(4.2)	364-Day Credit Agreement dated as of April 29, 2010 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent.

(4.3)	Amendment No. 1 to Loan and Servicing Agreement dated as of April 29, 2010 by and among certain subsidiaries of the Company, various institutions party thereto as lenders and agents and JPMorgan Chase Bank, N.A. as, among other things, Program Agent.

(4.4)	Letter Agreement dated as of April 29, 2010 by and among certain subsidiaries of the Company, various institutions party thereto as lenders and agents and JPMorgan Chase Bank, N.A. as, among other things, an Administrative Agent, relating to Amendment No. 1 to Loan and Servicing Agreement. *

*	Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the SEC pursuant to Rule 24b-2. The redacted material is being filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 5, 2010	By:	/s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated April 29, 2010

Exhibit Number

(4.1)	3-Year Credit Agreement dated as of April 29, 2010 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender.

(4.2)	364-Day Credit Agreement dated as of April 29, 2010 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent.

(4.3)	Amendment No. 1 to Loan and Servicing Agreement dated as of April 29, 2010 by and among certain subsidiaries of the Company, various institutions party thereto as lenders and agents and JPMorgan Chase Bank, N.A. as, among other things, Program Agent.

(4.4)	Letter Agreement dated as of April 29, 2010 by and among certain subsidiaries of the Company, various institutions party thereto as lenders and agents and JPMorgan Chase Bank, N.A. as, among other things, an Administrative Agent, relating to Amendment No. 1 to Loan and Servicing Agreement. *

*	Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the SEC pursuant to Rule 24b-2. The redacted material is being filed separately with the SEC.